Exhibit 5.1

June 16, 2026

Bio Green Med Solution, Inc.

Level 10, Tower 11

Avenue 5, The Horizon

Bangsar South City, No. 8, Jalan Kerinchi

59200, Kuala Lumpur, Malaysia

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as legal counsel to Bio Green Med Solution, Inc., a Delaware corporation (the “Company”), in connection with the offering by the Company of up to 3,000,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”). The Shares are being issued to the selling shareholders of Future NRG Sdn. Bhd., a Malaysian private limited company (“Future NRG”), pursuant to that certain Business Combination Agreement dated June 4, 2026 (collectively, the “Business Combination Agreement”) by and among the Company, Future NRG and the selling shareholders (the “Selling Shareholders”).

The Shares are being registered pursuant to a registration statement on Form S-4 filed with the Securities Exchange Commission (the “Commission”) on June 16, 2026 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issuance of the Shares.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Business Combination Agreement; (iii) the Amendment and Restated Certificate of Incorporation of the Company, as currently in effect; (iv) the Amended and Restated Bylaws of the Company, as currently in effect; and (v) certain resolutions of the Board of Directors of the Company (the “Board”) relating to the Business Combination Agreement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed and have not verified (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures (other than persons signing on behalf of the Company); (iii) the authenticity of all documents, certificates and instruments submitted to us as originals; (iv) the conformity with the originals of all documents supplied to us as copies; (v) the accuracy and completeness of all corporate records and documents made available to us by the Company; and (vi) that the foregoing documents, in the form submitted to us for our review, have not been altered or amended in any respect material to our opinion stated herein. We have relied as to factual matters upon certificates from officers of the Company and certificates and other documents from public officials and government agencies and departments and we have assumed the accuracy and authenticity of such certificates and documents. We have also assumed that, at or prior to the time of the issuance and delivery of any Shares, that there will not have occurred any change in law, change in the Shares, the Business Combination Agreement or the Company’s Amended and Restated Certificate of Incorporation, or further action by the Company’s Board, in each case affecting the validity of the issuance of the Shares.

With respect to our opinions as to the Shares, we have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws; (ii) all Shares will be issued, sold and delivered in compliance with applicable federal and state securities laws and in the manner and for the consideration stated in the Registration Statement and the Business Combination Agreement and in accordance with the resolutions adopted by the Company’s Board; and (iii) with respect to the Shares, there will be sufficient shares of Common Stock authorized under the Company’s Amended and Restated Certificate of Incorporation, as currently in effect, and not otherwise reserved for issuance.

Based on the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Business Combination Agreement, will be validly issued, fully paid and non-assessable. The opinions expressed above are limited to questions arising under the law of the State of Delaware and the Delaware General Corporation Law. We do not express any opinion as to the laws of any other jurisdiction. We express no opinions as to the laws of any other jurisdiction.

The opinions expressed above are as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement and any amendments thereto. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Rimon P.C.

Rimon P.C.